Exhibit 5.1

FENNEMORE CRAIG, P.C.

300 E. Second Street

Suite 1510

Reno, Nevada 89501

(775) 788-2200

Law Offices
Denver Las Vegas Nogales Phoenix Reno Tucson	(303) 291-3200 (702) 692-8000 (520) 281-3480 (602) 916-5000 (775) 788-2200 (520) 879-6800

May 22, 2015

Medbox, Inc.

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

Re:     Registration of Common Stock of Medbox, Inc.

Ladies and Gentlemen:

We are acting as special Nevada counsel for Medbox, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”), of up to 40,134,556 shares of Common Stock, par value $0.001 per share, of the Company (such shares being registered, the “Common Stock”), to be offered to the public under Registration Statement on Form S-1 relating to such offering (the “Registration Statement”) being filed with the United States Securities and Exchange Commission on or about the date hereof. Capitalized terms used in this opinion and not otherwise defined or that do not constitute a proper noun (e.g., Certificate of Corporate Existence) have the meaning given to those terms in the Registration Statement.

We have examined originals or copies of each of the documents listed below:

1.	Certificate of Corporate Existence relating to the Company, issued by the Nevada Secretary of State;

2.	The Articles of Incorporation of the Company (as amended to date) certified by the Nevada Secretary of State on March 31, 2015 and by the Secretary of the Company on the date hereof;

3.	The Amended and Restated Bylaws of the Company dated as of December 28, 2010, certified by the Secretary of the Company on the date hereof;

4.	Resolutions of the Board of Directors of the Company, dated as of April 8, 2015, May 8, 2015 and May 20, 2015;

FENNEMORE CRAIG

Medbox, Inc.

May 22, 2015

5.	A Securities Purchase Agreement dated as of July 21, 2014, by and between the Company and the investors signatory thereto, as amended to date (as so amended, the “July Purchase Agreement”);

6.	A Securities Purchase Agreement dated as of September 19, 2014, by and between the Company and the investors signatory thereto, as amended to date (as so amended, the “September Purchase Agreement”);

7.	The (a) July 2014 Amended and Restated Debentures, (b) July 2014 Modified Debentures (including the form of such debentures to be issued hereafter under the July Purchase Agreement), (c) September 2014 Amended and Restated Debentures, and (d) the September 2014 Modified Debentures (including the form of such debentures to be issued hereafter under the September Purchase Agreement) (all such debentures, collectively, the “Debentures”);

8.	The (a) July 2014 Warrants, (b) September 2014 Warrants, and (c) Director Warrants (collectively, the “Warrants”);

9.	The Director Notes; and

10.	The Registration Statement.

We have examined originals or copies of such other corporate records, certificates of corporate officers and public officials and other agreements and documents as we have deemed necessary or advisable for purposes of this opinion letter. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all factual matters contained therein.

Based upon the foregoing, and subject to the following, it is our opinion that, when (a) the Registration Statement has become effective under the Act; (b) as to any Debentures issuable pursuant to either the July Securities Purchase Agreement or the September Securities Purchase Agreement, such Debentures are issued pursuant to either such Agreement; and (c) the Common Stock (including shares of Common Stock issued pursuant to a Debenture in lieu of interest) has been issued and delivered in accordance with the relevant Debenture, Director Note or Warrant (as applicable) and as contemplated by the Registration Statement, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable. In giving the foregoing opinions, we have assumed that at the time of issuance of shares of Common Stock the Company will have sufficient shares of authorized but unissued shares of its common stock available for issuance.

The opinions expressed above are limited to the laws of the State of Nevada, including reported judicial decisions. This Opinion Letter is intended solely for use in connection with

FENNEMORE CRAIG

Medbox, Inc.

May 22, 2015

the registration and offering of the Common Stock as described in the Registration Statement and resales of the Common Stock, and it may not be reproduced or filed publicly, without the written consent of this firm; provided, however, we hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in a category of persons whose consent is required pursuant to Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Fennemore Craig, P.C.

FENNEMORE CRAIG, P.C.